Exhibit 99.1

                             BRIDGE CAPITAL HOLDINGS
                ISSUES $12 MILLION OF TRUST PREFERRED SECURITIES


SAN JOSE,  CALIFORNIA - DECEMBER 21, 2004 -- Bridge  Capital  Holdings  (NASDAQ:
BBNK), whose sole subsidiary is Bridge Bank, National Association, Silicon Valley's newest business bank, announced today the completion of a $12 million offering of fixed rate trust preferred securities. The proceeds from the sale of these securities will be used to support continued expansion of the operations of the Bridge Bank and for general corporate purposes.

The trust preferred securities mature in March 2035, are redeemable at the company's option beginning in March 2010, and anticipate quarterly distributions at a fixed rate of 5.9%. The trust preferred securities, which will be recorded as a long-term liability for financial reporting purposes, are subordinated to other borrowings that may be obtained by the company in the future and qualify as capital for regulatory purposes. The Bank Investment Group, LLC facilitated the issue as part of a pooled offering placed by Cohen Bros. & Company. JP Morgan Chase will act as the trustee for the securities.

Bridge Bank obtained charter approval in late 2000. In its first year of operation the bank raised over $33 million of capital, one of the largest capitalizations within that time frame for any bank in California. Bridge Bank has been recognized as one of the fastest growing banks in California as well as the United States. At September 30, 2004, just over three years from it's opening, the Bank reported total assets of $385 million with earnings of $817,000 for the quarter.

Bridge Bank maintains full service regional banking offices in downtown San Jose and Palo Alto, a regional loan production office in Santa Clara for asset-based lending and factoring, and has regional Small Business Administration loan production offices in San Diego and Fresno to serve the Southern and Central California small business markets. The Bank also holds the prestigious 5-Star rating from BauerFinacial Incorporated, that independent rating firm's highest quality rating for financial institutions.


ABOUT BRIDGE CAPITAL HOLDINGS
Bridge Capital Holdings is the holding company for Bridge Bank, National Association. Bridge Capital Holdings was formed on October 1, 2004 and is listed on The NASDAQ Stock Market under the trading symbol BBNK. Visit Bridge Capital Holdings on the Web at WWW.BRIDGECAPITALHOLDINGS.COM.

ABOUT BRIDGE BANK, N.A.
Bridge Bank is Santa Clara County's newest full-service business bank. The Bank is dedicated to meeting the financial needs of small and middle-market, and emerging technology businesses in the Silicon Valley, Palo Alto, Sacramento, San Diego, and Fresno business communities. Bridge Bank provides clients with a comprehensive package of business banking solutions delivered through experienced and professional bankers. Visit Bridge Bank on the Web at WWW.BRIDGEBANK.COM.

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                           FORWARD LOOKING STATEMENTS
CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND ARE SUBJECT TO THE SAFE HARBORS CREATED BY THAT ACT. FORWARD-LOOKING STATEMENTS DESCRIBE FUTURE PLANS, STRATEGIES, AND EXPECTATIONS, AND ARE BASED ON CURRENTLY AVAILABLE INFORMATION, EXPECTATIONS, ASSUMPTIONS, PROJECTIONS, AND MANAGEMENT'S JUDGMENT ABOUT THE BANK, THE BANKING INDUSTRY AND GENERAL ECONOMIC CONDITIONS. THESE FORWARD LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED, SUGGESTED OR IMPLIED BY THE FORWARD LOOKING STATEMENTS.
THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO: (1) COMPETITIVE PRESSURES IN THE BANKING INDUSTRY; (2) CHANGES IN INTEREST RATE ENVIRONMENT; (3) GENERAL ECONOMIC CONDITIONS, NATIONALLY, REGIONALLY, AND IN OPERATING MARKETS;
(4) CHANGES IN THE REGULATORY ENVIRONMENT; (5) CHANGES IN BUSINESS CONDITIONS AND INFLATION; (6) CHANGES IN SECURITIES MARKETS; AND (7) FUTURE CREDIT LOSS EXPERIENCE.